Exhibit 99.1

AMNEAL REPORTS CERTAIN PRELIMINARY THIRD QUARTER 2023 FINANCIAL RESULTS
AND RAISES FULL YEAR 2023 FINANCIAL GUIDANCE

BRIDGEWATER, NJ, October 23, 2023 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) today announced certain unaudited preliminary financial results for the third quarter ended September 30, 2023. The Company also raised its financial guidance for the year ending December 31, 2023, which was most recently issued on August 4, 2023. The Company plans to report actual third quarter 2023 financial results on November 7, 2023.

Unaudited Preliminary Financial Results for the Third Quarter Ended September 30, 2023
•Net revenue of $610 million to $620 million, an increase of approximately 13% compared to the third quarter of 2022
•Income before income taxes of $18 million to $28 million, which is substantially higher compared to the third quarter of 2022
•Adjusted EBITDA(1) of $150 million to $155 million, an increase of approximately 21% compared to the third quarter of 2022
•Net leverage(1) decreased to approximately 4.6x as of September 30, 2023, compared to 5.3x as of December 31, 2022, due to higher profitability and continued reduction in debt
“We are pleased to again raise our full year guidance following double-digit revenue and adjusted EBITDA growth in the third quarter. Our strong performance reflects the significant momentum across our business, driven by Amneal’s disciplined execution, continued portfolio diversification, steady cadence of new Generics launches and rapidly increasing uptake of our biosimilars. Specialty is also growing, with IPX203 on-track for potential 2024 launch. AvKARE, our distribution business, continues to deliver strong top and bottom-line growth. Importantly, 2023 is on track to mark Amneal’s fourth consecutive year of revenue and adjusted EBITDA growth, underscoring the strength of our strategy, disciplined approach to capital allocation as we further deleverage, and commitment to shareholder value creation,” said Chirag and Chintu Patel, Co-Chief Executive Officers and Co-Founders.
Amneal's preliminary financial results are based on the most recent information available to the Company’s management. Such preliminary financial results are forward-looking statements. Actual results may differ from these preliminary financial results due to the completion of the Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this Current Report on Form 8-K and the time that financial results for the third quarter of 2023 are finalized, and such differences may be material. The preliminary financial results for the third quarter of 2023 are not necessarily indicative of the results to be achieved in any future period.

(1) See “Non-GAAP Financial Measures” below.

Raising Full Year 2023 Financial Guidance

	Current Guidance	Prior Guidance
Net revenue	$2.37 billion - $2.42 billion	$2.30 billion - $2.40 billion
Adjusted EBITDA (1)	$540 million - $550 million	$525 million - $540 million
Adjusted diluted EPS (2)	$0.51 - $0.58	$0.45 - $0.55
Operating cash flow (3)	$250 million - $280 million	$220 million - $250 million
Capital expenditures	$50 million - $60 million	$50 million - $60 million
Weighted average diluted shares outstanding (4)	Approximately 310 million	Approximately 307 million
(1) Includes 100% of Adjusted EBITDA from the AvKARE acquisition. See also “Non-GAAP Financial Measures” below.
(2) Accounts for 35% non-controlling interest in AvKARE. See also “Non-GAAP Financial Measures” below.
(3) Represents cash provided by operating activities. Guidance does not contemplate one-time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.
Amneal’s 2023 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United

States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, certain unaudited preliminary financial results, or forecasts for the future, including among other things: discussions of future operations, including international expansion; expected or estimated operating results and financial performance; the Company’s growth prospects and opportunities as well as its strategy for growth; product development and launches; the successful commercialization and market acceptance of new products, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.
The Company’s statements about certain unaudited preliminary financial results for the third quarter ended September 30, 2023, included herein, provide projected information based on the Company’s current estimates and expectations and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. The Company cautions investors that if the estimates, expectations or assumptions underlying the forward-looking statements contained herein prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these forward-looking statements.
The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.
Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our ability to complete the proposed holding company reorganization on the anticipated timeline or at all and to realize the expected benefits of such reorganization; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted diluted EPS, net debt, and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Net debt reflects current and long-term indebtedness less cash and cash equivalents. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP (benefit from) provision for income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges related to legal matters, including interest, net, (ix) asset impairment charges, (x) regulatory approval milestones, (xi) change in fair value of contingent consideration, (xii) insurance recoveries for property losses and associated expenses, (xiii) increase in tax receivable agreement liability, (xiv) system implementation expenses and (xv) net income attributable to non-controlling interests not associated with class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted EPS is calculated assuming the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method. Net leverage is calculated as the total outstanding principal on the Company's debt less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months or year ended, as applicable.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.
These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.
A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Income Before Income Taxes to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,
	2023 (Preliminary Range)		2022
	Low End	High End
Income before income taxes	$18,000	$28,000	$2,180
Adjusted to add:
Interest expense, net	52,000	50,000	42,391
Depreciation and amortization	58,000	56,000	61,608
EBITDA (Non-GAAP)	$128,000	$134,000	$106,179
Adjusted to add (deduct):
Stock-based compensation expense	6,800	6,400	7,689
Acquisition, site closure, and idle facility expenses (1)	1,700	1,400	3,468
Restructuring and other charges	1,100	900	538
Charges related to legal matters, net (2)	3,000	2,000	285
Asset impairment charges	900	700	3,108
Foreign exchange loss	3,000	2,800	5,491
Change in fair value of contingent consideration	3,300	2,900	(1,425)
System implementation expenses (3)	2,100	1,900	2,091
Other	100	2,000	(1,791)
Adjusted EBITDA (Non-GAAP)	$150,000	$155,000	$125,633

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliation of Income Before Income Taxes to EBITDA and Adjusted EBITDA

(1)    Acquisition, site closure, and idle facility expenses for the three months ended September 30, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months ended September 30, 2022 primarily included integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited and site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)    For the three months ended September 30, 2023, charges related to legal matters, net were primarily for the settlement of commercial litigation. For the three months ended September 30, 2022 charges related to legal matters, net were immaterial.
(3)    System implementation expenses for the three months ended September 30, 2023 was primarily for the implementation of indirect procurement software. System implementation expenses for the three months ended September 30, 2022 was primarily for the implementation of indirect procurement software and sales deduction software.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands, except net leverage)

Calculation of Net Debt and Net Leverage

	September 30, 2023 (Preliminary)	December 31, 2022
Term Loan due May 2025	$2,543,626	$2,563,876
Rondo Term Loan due January 2025	37,500	72,000
Revolving credit facilities	76,000	60,000
Sellers Notes	44,200	44,200
Gross debt (1)	2,701,326	2,740,076
Less: Cash and cash equivalents	(86,929)	(25,976)
Net debt (Non-GAAP)	$2,614,397	$2,714,100

	Last Twelve Months Ended September 30, 2023 (Preliminary)	Year Ended December 31, 2022
Adjusted EBITDA (Non-GAAP) (2)	$568,800	$514,110

Net leverage (Non-GAAP) (3)	4.6	5.3

(1) See “Note 16. Debt” in the Company's 2022 Annual Report on Form 10-K for additional information.

(2) See “Reconciliation of (Loss) Income Before Income Taxes to EBITDA and adjusted EBITDA” below.

(3) Net leverage was calculated by dividing net debt by adjusted EBITDA.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of (Loss) Income Before Income Taxes to EBITDA and Adjusted EBITDA

	Three Months Ended	Six Months Ended	Three Months Ended	Last Twelve Months Ended	Year Ended
	December 31, 2022	June 30, 2023	September 30, 2023 (Preliminary) (1)	September 30, 2023 (Preliminary)	December 31, 2022
(Loss) income before income taxes	$(7,655)	$20,234	$23,000	$35,579	$(248,127)
Adjusted to add:
Interest expense, net	47,028	100,172	51,000	198,200	158,377
Depreciation and amortization	61,056	115,261	57,000	233,317	240,175
EBITDA (Non-GAAP)	$100,429	$235,667	$131,000	$467,096	$150,425
Adjusted to add (deduct):
Stock-based compensation expense	7,831	14,157	6,600	28,588	31,847
Acquisition, site closure, and idle facility expenses (2)	3,452	4,280	1,550	9,282	15,682
Restructuring and other charges	109	493	1,000	1,602	1,378
Loss on refinancing	—	—	—	—	291
Charges related to legal matters, net (3)	20,094	6,081	2,500	28,675	269,930
Asset impairment charges (4)	18,551	2,071	800	21,422	26,909
Foreign exchange (gain) loss	(569)	(2,322)	2,900	9	12,364
Change in fair value of contingent consideration	2,226	(3,907)	3,100	1,419	731
Insurance recoveries for property losses and associated expenses	—	—	—	—	(1,911)
Regulatory approval milestone	—	—	—	—	5,000
System implementation expenses (5)	727	2,413	2,000	5,140	2,818
Other	1,182	3,335	1,050	5,567	(1,354)
Adjusted EBITDA (Non-GAAP)	$154,032	$262,268	$152,500	$568,800	$514,110

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliation of (Loss) Income Before Income Taxes to EBITDA and Adjusted EBITDA
(1)    Represents the mid-point in the preliminary adjusted EBITDA range. See “Reconciliation of Income Before Income Taxes to EBITDA and Adjusted EBITDA” in the first Non-GAAP reconciliation above.
(2)    Acquisition, site closure, and idle facility expenses for the three months ended December 31, 2022, six months ended June 30, 2023 and three months ended September 30, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the year ended December 31, 2022 primarily included (i) transaction and integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited, (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd., and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(3)    For the three months ended December 31, 2022 charges related to legal matters, net primarily related to civil prescription opioid litigation. For the six months ended June 30, 2023, charges related to legal matters, net primarily related to civil prescription opioid litigation and other legal proceedings. For the three months ended September 30, 2023, charges related to legal matters, net primarily were primarily for the settlement of commercial litigation. For the year ended December 31, 2022, charges related to legal matters, net, primarily included charges for (i) the settlements of the Opana ER® antitrust litigation and (ii) civil prescription opioid litigation, offset by insurance recoveries associated with class action shareholder lawsuits.
(4) Asset impairment charges for the three months and year ended December 31, 2022 were associated with the write-offs of intangible assets and equipment, except for equipment damaged by Tropical Storm Ida.
(5)    System implementation expenses for the six months ended June 30, 2023, three months ended September 30, 2023, and year ended December 31, 2022 were primarily for the implementation of indirect procurement software and sales deduction software.